Exhibit 99.1

Contacts:
Investors:	Media:
Risa Fisher	Jennifer Newman
rfisher@hlth.com	jnewman@hlth.com
201-414-2002	212-624-3912
HLTH CORPORATION ANNOUNCES CHANGES TO PREVIOUSLY ANNOUNCED
TENDER OFFER TO REPURCHASE SHARES OF ITS COMMON STOCK
ELMWOOD PARK, NJ (October 22, 2008) – HLTH Corporation (Nasdaq: HLTH) announced today that it has changed the terms of the tender offer it previously announced on Monday, October 20, 2008. Under the revised terms, HLTH intends to commence a tender offer next week to purchase up to 80 million shares of its common stock at a price per share of $8.80. The number of shares proposed to be purchased in the tender offer represents approximately 43% of HLTH’s currently outstanding common shares. The last reported sales price per share of HLTH’s common stock on the Nasdaq Global Select Market on October 21, 2008 was $7.79 per share.
The tender offer will be subject to a number of conditions, including that a minimum of 40 million shares be properly tendered and not withdrawn in the offer.
Currently, HLTH has approximately $1.3 billion in cash and investments (excluding approximately $340 million in cash and investments held by its WebMD Health Corp. subsidiary). HLTH will use a portion of its cash and investments to fund the tender offer.
None of HLTH, its Board of Directors, or the information agent for the tender offer will make any recommendations to stockholders as to whether to tender or refrain from tendering their shares into the tender offer. Stockholders must decide how many shares they will tender, if any.
THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF HLTH CORPORATION COMMON STOCK. THE TENDER OFFER WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT HLTH CORPORATION INTENDS TO DISTRIBUTE TO ITS STOCKHOLDERS AND FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. STOCKHOLDERS AND INVESTORS WILL BE ABLE TO OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT HLTH CORPORATION INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION’S WEBSITE AT WWW.SEC.GOV OR BY CALLING THE INFORMATION AGENT (TO BE IDENTIFIED AT THE TIME THE OFFER IS MADE) FOR THE TENDER OFFER. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

About HLTH
HLTH Corporation (NASDAQ: HLTH) owns approximately 84% of WebMD Health Corp. (NASDAQ: WBMD). WebMD is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-focused publications. HLTH also owns Porex, a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.
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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: the expected timing of the tender offer described in this press release. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements, including risks and uncertainties regarding: changes in financial markets; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries; and changes in facts and circumstances and other uncertainties concerning the completion of the tender offer. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.
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WebMD®, WebMD Health® and POREX® are trademarks of HLTH Corporation or its subsidiaries.

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